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                                                                    EXHIBIT 10.2

                        MANAGEMENT STOCKHOLDERS AGREEMENT


         This Management Stockholders Agreement (the "Agreement") is entered into as of January 27, 1998 by and among Liberty Group Publishing, Inc., a Delaware corporation (the "Company"), Green Equity Investors II, L.P., a Delaware limited partnership ("GEI"), and the person identified on Annex A attached hereto (hereinafter referred to as the "Management Investor"), with reference to the following facts:

         WHEREAS, GEI is the principal shareholder of the Company;

         WHEREAS, Management Investor is the Chief Executive Officer and President of the Company;

         WHEREAS, GEI has contributed and sold to the Management Investor 3,200 shares of the Company's common stock (the "Common Stock"), in full satisfaction of the Company's obligations under Section 5.1(a) of the Employment Agreement (as defined below), such contribution and sale by GEI being deemed to be pursuant to the Employment Agreement;

         WHEREAS, pursuant to the employment agreement, among the Company, Liberty Group Operating, Inc. and the Management Investor (the "Employment Agreement"), the Company, GEI and the Management Investor have agreed to enter into this Agreement; and

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Management Investor Representations.

                  (a) Investment Risk. The Management Investor represents and acknowledges that (i) as a result of the Management Investor's (A) existing relationship with the Company and by virtue of being an executive of a business enterprise engaged in the publication of newspapers, and (B) experience in financial matters, the Management Investor is properly able to evaluate the capital structure of the Company, the business of the Company and its subsidiaries and the risks inherent therein; (ii) the Management Investor has been given the opportunity to obtain any additional information or documents from and to ask questions, and receive answers of, the officers and representatives of the Company and its subsidiaries to the extent necessary to evaluate the merits and risks related to an investment in the Company; (iii) the Management Investor has been and will be, to the extent the Management Investor deems necessary, advised by legal counsel of the Management Investor's choice in connection with this Agreement and the issuance and sale of Common Stock and
(IV) THE MANAGEMENT INVESTOR'S FINANCIAL CONDITION WILL BE SUCH THAT THE MANAGEMENT INVESTOR WILL BE ABLE TO BEAR THE ECONOMIC RISK OF HOLDING UNREGISTERED COMMON STOCK FOR WHICH THERE IS NO MARKET AND TO SUFFER A COMPLETE LOSS OF THE MANAGEMENT INVESTOR'S INVESTMENT THEREIN. The Management Investor further acknowledges that investment in the




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Common Stock hereunder involves significant risks and that these risks include, without limitation, the facts that the Company is a newly-formed holding company and that the Company will have a leveraged financial structure.

                  (b)      Purchase for Investment.

                           (i) The Management Investor represents and warrants
that: (A) the Common Stock acquired by the Management Investor pursuant to the Employment Agreement will be acquired for the Management Investor's own account for investment, without any present intention of selling or further distributing the same and the Management Investor does not have any reason to anticipate any change in the Management Investor's circumstances or any other particular occasion or event which would cause the Management Investor to sell any of such Common Stock and (B) the Management Investor is fully aware that in agreeing to issue such Common Stock to the Management Investor the Company and GEI will be relying upon the truth and accuracy of these representations and warranties. The Management Investor agrees that the Management Investor will not sell or otherwise dispose of any Common Stock except in compliance with the Securities Act of 1933, as amended (the "Act"), the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, the relevant state securities laws applicable to the Management Investor's action and the terms of this Agreement.

                           (ii) Subject to Section 6 below, in addition to the
other restrictions provided in this Agreement, the Management Investor agrees that prior to making any disposition of any Common Stock acquired pursuant to the Employment Agreement (other than a disposition to the Company), the Management Investor will give not less than 10 days' advance written notice to the Company describing the manner of such proposed disposition. The Management Investor further agrees that the Management Investor will not effect such proposed disposition until either (A) the Management Investor has provided to the Company, if so requested by the Company, an opinion of counsel reasonably satisfactory in form and substance to the Company that such proposed disposition is exempt from registration under the Act and any applicable state securities laws or (B) a registration statement under the Act covering such proposed disposition has been filed by the Company under the Act and has become effective and compliance with applicable state securities laws has been effected.

                           (iii) The Management Investor acknowledges that no
trading market for the Common Stock exists currently or is expected to exist at any time in the foreseeable future and that, as a result, the Management Investor may be unable to sell any of the Common Stock acquired pursuant to the Employment Agreement for an indefinite period. Further, the Company has no obligation to register any of the Common Stock, except as expressly provided in
Section 7 of this Agreement.

                           (iv) THE MANAGEMENT INVESTOR ACKNOWLEDGES AND AGREES
THAT NOTHING HEREIN, INCLUDING THE OPPORTUNITY TO MAKE ANY EQUITY INVESTMENT IN THE COMPANY, SHALL BE DEEMED TO CREATE ANY IMPLICATION CONCERNING THE ADEQUACY OF THE MANAGEMENT INVESTOR'S SERVICES TO ANY OF THE COMPANY OR ITS SUBSIDIARIES OR SHALL BE CONSTRUED AS AN AGREEMENT BY



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THE COMPANY OR ITS SUBSIDIARIES, EXPRESS OR IMPLIED, TO EMPLOY THE MANAGEMENT
INVESTOR OR CONTRACT FOR THE MANAGEMENT INVESTOR'S SERVICES, TO RESTRICT THE RIGHT OF THE COMPANY OR ITS SUBSIDIARIES TO DISCHARGE THE MANAGEMENT INVESTOR OR CEASE CONTRACTING FOR THE MANAGEMENT INVESTOR'S SERVICES OR TO MODIFY, EXTEND OR OTHERWISE AFFECT IN ANY MANNER WHATSOEVER THE TERMS OF ANY EMPLOYMENT AGREEMENT OR CONTRACT FOR SERVICES WHICH MAY EXIST BETWEEN THE MANAGEMENT INVESTOR AND THE COMPANY OR ITS SUBSIDIARIES.

         2.       Legend on Certificates.

                  Each stock certificate issued to the Management Investor, if any, representing Common Stock issued pursuant to the Employment Agreement and each stock certificate issued to GEI, if any, representing Common Stock shall bear the following (or substantially equivalent) legends on the face or reverse side thereof:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANY SUCCESSOR RULE UNDER THE ACT OR LIBERTY GROUP PUBLISHING, INC. (THE "COMPANY") RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MANAGEMENT STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 27, 1998, BETWEEN THE PURCHASER PARTY THERETO AND THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF SUCH AGREEMENT.

Any stock certificate issued at any time in exchange or substitution for any certificates bearing such legends (except a new certificate issued upon the completion of a public distribution of Common Stock represented thereby) shall also bear such (or substantially equivalent) legends, unless the Common Stock represented by such certificate is no longer subject to the provisions of this Agreement and, in the opinion of counsel for the Company, the Common Stock represented thereby need no longer be subject to restrictions pursuant to the Act or applicable state securities law. The



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Company shall not be required to transfer on its books any certificate for
Common Stock in violation of the provisions of this Agreement.

         3.       Transfer of Stock.

                  (a) Transfer Procedure; Right of First Refusal. The Management Investor may sell, pledge, give, bequeath, transfer, assign, encumber or dispose of (a "transfer") any Common Stock (or any interest therein) acquired pursuant to the Employment Agreement to any independent party unrelated to the Management Investor (the "Outside Party"); provided, however, that each such Outside Party shall first (i) execute a written consent in form and substance satisfactory to the Company to be bound by all of the provisions of this Agreement and (ii) give a duplicate original of such consent to the Company.

                  (b) Transfer to Related Transferees. The Management Investor may transfer the Management Investor's Common Stock without restriction to the Management Investor's Related Transferees (as defined below) provided that each such Related Transferee shall first (i) execute a written consent in form and substance satisfactory to the Company to be bound by all of the provisions of this Agreement and (ii) give a duplicate original of such consent to the Company. The "Related Transferees" of the Management Investor shall consist of the Management Investor's spouse, the Management Investor's adult lineal descendants, the adult spouses of such lineal descendants, trusts solely for the benefit of the Management Investor's spouse or the Management Investor's minor or adult lineal descendants, corporations, partnerships or limited liability companies the sole equity owners of which are the Management Investor, the Management Investor's spouse or the Management Investor's minor or adult lineal descendants, and, in the event of death or incapacity, the Management Investor's personal representatives (in their capacities as such), estate and named beneficiaries. In the event of any transfer by the Management Investor to his Related Transferees of all or any part of the Management Investor's Common Stock (or in the event of any subsequent transfer by any such Related Transferee to another Related Transferee of the Management Investor), such Related Transferees shall receive and hold said Common Stock subject to the terms of this Agreement and the rights and obligations hereunder of the Management Investor from whom such Common Stock was originally transferred as though said Common Stock was still owned by the Management Investor, and such Related Transferees shall be deemed Management Investors for the purposes of this Agreement (except as stated in Sections 13(b) and (c) hereof).

         4.       Company "Call" Option.

                  (a) The provisions of Section 5.1(b), (c), (d), (e), (f) of the Employment Agreement and the defined terms contained in the Employment Agreement that are used in such provisions are incorporated herein by reference as if such provisions were set forth in full herein.


                  (b) If the Company does not elect to exercise its option set forth in paragraph (a) of this Section 4, the Company shall give written notice that it is not so electing to GEI within the



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time periods set forth in paragraph (a) of this Section 4 for the giving of notice. Upon receipt of such notice from the Company, GEI shall have the option, exercisable by written notice (a "GEI Purchase Notice") delivered to the Management Investor (or, in the case of a deceased Management Investor, the Management Investor's personal representative) within the time periods set forth in paragraph (a) of this Section 4 for the giving of notice, to purchase from the Management Investor (and the Related Transferees, if any, of the Management Investor or, in the case of a deceased or incapacitated Management Investor, his personal representative (the "Seller" ) (and, upon the giving of the GEI Purchase Notice, GEI shall be obligated to purchase and the Seller shall be obligated to sell) all, or any lesser portion indicated in the GEI Purchase Notice, of the Common Stock held by the Seller at the per share price set forth in paragraph (a) of this Section 4.

                  (c) In the event the Company has elected to purchase shares of Common Stock pursuant to this Section 4 but, as of the proposed closing of such purchase, such purchase by the Company is prohibited by law or would cause a default under the terms of any indenture or loan agreement or other instrument to which the Company or any of its subsidiaries may be a party, the obligations of the Seller (with respect to the Company) and the Company pursuant to this
Section 4 shall be foregone forever and no such default would be caused; provided, however, that in such event, if GEI so elects and no violation of law would be caused and no default under the terms of any indenture or loan agreement or other instrument to which the Company or any of its subsidiaries may be a party would result, the Company shall transfer its obligations under this Section 4 to GEI or to a subsidiary, in which case GEI or the subsidiary (as the case may be) and the Management Investor (and the Related Transferees, if any, of the Management Investor) shall be obligated to complete the purchase of shares of Common Stock pursuant to this Section 4. In the event that pursuant to GEI's election the Company has transferred its obligations under this Section 4 to GEI and a purchase of shares of Common Stock by GEI pursuant to this
Section 4 is prohibited by law or would cause a default under the terms of any indenture or loan agreement or other instrument to which GEI may be a party, the obligations of GEI pursuant to this Section 4 shall be foregone forever and no such default shall be caused.

         5. Purchase Price, Closing and Terms of Payment for "Call" Sales.

                  (a) The provisions of Sections 5.1(c), (d) and (e) of the Employment Agreement and the defined terms contained in the Employment Agreement that are used in such provisions are incorporated herein by reference as if such provisions were set forth in full herein with such adjustments and modifications necessary such that defined terms in the Employment Agreement will have the corresponding meaning under this Agreement.

                  (b) The closing for all purchases and sales of Common Stock provided for in Section 4 hereof shall be at the principal executive offices of the Company at 10:30 a.m., Central Standard Time, on the sixtieth day after the giving of the applicable notice set forth in paragraph (a) above or the GEI Purchase Notice; provided, however, that if the Management Investor (or a Related Transferee) who has become obligated to sell shares of Common Stock hereunder is deceased or incapacitated on the closing date and such deceased person's personal representative shall not have been appointed and qualified by such date, then the closing shall be postponed until the tenth day



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after the appointment and qualification of such personal representative. If the aforesaid closing date falls on a day which is not a business day, then the closing shall be held on the next succeeding business day.

                  (c) The purchase price for the purchase and sale of Common Stock pursuant to the provisions hereof shall be paid in cash, by certified or by official bank check.

                  (d) The Seller or Sellers of shares of Common Stock sold pursuant to Section 4 hereof, if such shares are represented by one or more certificates issued by the Company, shall cause such certificated shares to be delivered to the Company at the closing free and clear of all liens, charges or encumbrances of any kind, other than restrictions set forth in this Agreement. Such Seller or Sellers shall take all actions as the Company shall request as necessary to vest in the Company at such closing all shares sold pursuant to
Section 4 hereof, whether in certificated or uncertificated form, free and clear of all liens, charges and encumbrances incurred, voluntarily or involuntarily, by or through Seller, other than restrictions set forth in this Agreement. At each closing pursuant to Section 4, the Company shall deliver to the Seller reasonable assurances to the effect that the Company's or a subsidiary's purchase of shares thereat has been duly and validly authorized and complies with applicable state securities laws.

         6. Termination and Lapse of Rights and Restrictions; Application to Other Stock.

                  (a) The provisions of Sections 1(b) (ii), 3, 4, 7, 9 and 10 of this Agreement shall lapse and be of no further effect with respect to shares of Common Stock upon the commencement of the public trading of the Company's Common Stock (or any capital stock exchanged for or distributed upon such Common Stock as described in paragraph (b) of this Section 6) on any national securities exchange, on the NASDAQ National Market System or on the NASDAQ "Small Cap" Issues System. The provisions of Section 3 shall lapse and be of no further effect with respect to shares of Common Stock sold in a public distribution pursuant to an effective registration statement under the Act or pursuant to the provisions of Rule 144 under the Act.

                  (b) The provisions of Section 7 of this Agreement shall lapse and be of no further effect with respect to shares of Common Stock transferred by the Management Investor, except for transfers pursuant to Section 3(b) hereof.

                  (c) In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock of the Company as a stock dividend, stock split, spin-off, reclassification or recapitalization in connection with any merger or reorganization, the restrictions, rights and options set forth in Sections 3, 4, 7, 8 and 9 shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Common Stock acquired hereunder on, or with respect to, which such other capital stock was distributed.


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         7. Right of First Refusal - New Securities.

        (a) The Management Investor shall have a right of first refusal to purchase his proportionate number, or any lesser number, of any New Securities which the Company may, from time to time after the date hereof, propose to sell and issue. For purposes of this Section 7, the Management Investor's "proportionate number" means the product obtained by multiplying (i) the number of New Securities proposed to be sold and issued by (ii) the numerator of which will be the number of shares of Common Stock owned by the Management Investor (including shares owned by the Management Investor's Related Transferees) and the denominator of which will be the total number of shares of Common Stock owned by all holders of Common Stock.

         (b) In the event the Company proposes to undertake an issuance of New Securities, it will give the Management Investor written notice of its intention to do so, describing the New Securities and the price and terms upon which the Company proposes to issue the same, and setting forth the number of shares which the Management Investor is entitled to purchase and the aggregate purchase price therefor. The Management Investor will have 10 business days from the date of receipt of any notice to agree to purchase up to his proportionate number of such New Securities, for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (c) In the event the Management Investor fails to exercise such right of first refusal within said 10 business-day period, the Company will have 180 days thereafter to sell the New Securities as to which the Management Investor's right was not exercised, at a price and upon such other terms no more favorable to the purchasers thereof than those specified in the Company's notice. In the event the Company has not sold such New Securities within said 180-day period, the Company will not thereafter issue or sell any New Securities without first offering such New Securities to the Management Investor in the manner provided above.

         (d) For purposes of this Section 7, "New Securities" means (i) any common stock or common stock equivalents of the Company, including, but not limited to, any common stock appreciation, phantom stock or profit participation rights, whether now authorized or not, (ii) any rights, options, or warrants to purchase any such common stock or common stock equivalents, or to purchase any securities of any type whatsoever that are, or may become, convertible into any such common stock or common stock equivalents and (iii) any securities of any type whatsoever that are, or may become, convertible into common stock or common stock equivalents; provided, however, that "New Securities" will not include (A) securities offered to the public pursuant to a registration statement declared effective by the Commission, (B) stock or options issued to employees and directors of the Company and the issuance of stock upon exercise of such options in accordance with their terms, and (C) securities issued in exchange for assets of another person or entity (other than cash or marketable securities), including securities issued in exchange for securities of another person or entity whereby the Company ends up owning, by merger or otherwise, greater than 50% of the voting power of such person or entity. For the purposes of this
Section 7, a "common stock equivalent" means capital stock of the Company that participates on a parity with the Common

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Stock with respect to dividends and distributions on liquidation. It is expressly agreed that the preferred stock of the Company issued on the date hereof does not constitute common stock equivalents.

         8.       Piggyback Registration Rights.

                  (a) As used in this Agreement, the term "Holder" means the Management Investor, a Related Transferee of the Management Investor or an Outside Party.

                  (b) Subject to the provisions herein, if the Company at any time proposes to effect a public offering of Common Stock registered under the Act (other than registration (x) on Forms S-4 or S-8 or any successor forms thereto or (y) filed in connection with an exchange offer), the Company shall give written notice of the proposed registration to each Holder at least thirty
(30) days prior to the filing thereof, and each Holder shall have the right to request that all or any part of its shares of Common Stock be included in such registration by giving written notice to the Company within fifteen (15) days after the giving of such notice by the Company (any Holder giving the Company a notice requesting that shares of Common Stock owned by it be included in such proposed registration being hereinafter referred to in this Section 8 as a "Registering Holder"); provided, however, that, the Holder shall not be entitled to request that all or any part of its shares of Common Stock be included in an initial public offering of Common Stock registered under the Act, unless all or any part of GEI's Common Stock is included in such registration statement; provided, further, however, that, (i) if the registration is in whole or in part an underwritten primary registration on behalf of the Company and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which all Registering Holders and all other security holders of the Company, pursuant to contractual rights to participate in such registration ("Other Holder"), propose to include in such registration statement exceeds the maximum amount of securities that should be included therein, the Company will include in such registration, first, the shares which the Company proposes to sell and, second, the shares of such Registering Holders and other securities to be sold for the account of Other Holders, pro rata among all such Registering Holders and Other Holders, taken together, on the basis of the relative equity interests in the Company of all Registering Holders and Other Holders who have requested that securities owned by them be so included (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation in such registration of all Registering Holders and Other Holders), and (ii) if the registration is an underwritten secondary registration on behalf of any of the Other Holders pursuant to demand registration rights and the managing underwriters determine that the aggregate amount of securities which all Registering Holders and all Other Holders propose to include in such registration exceeds the maximum amount of securities that should be included therein, (a) if GEI does not have the right to participate in such demand registration pro rata with those demanding registration, the Company will include in such registration, first, the securities to be sold for the account of the Other Holders demanding registration (but only to the extent such Other Holders are entitled to demand inclusion thereof), second, any securities to be sold for the account of the Company, and, third, the shares of such Registering Holders and other securities to be sold for the account of the Other Holders electing to include (but not being entitled to demand inclusion of) securities in such registration, pro rata among

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all such Registering Holders and Other Holders, taken together, on the basis of relative equity interests in the Company of all such Registering Holders and such Other Holders who have requested that securities owned by them be included (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation therein of all such Registering Holders and Other Holders not entitled to demand inclusion of securities in such registration), and (b) if GEI has the right to demand such registration or to participate in such demand registration pro rata with those demanding such registration, the Company will include in such registration, first, the securities to be sold for the account of the Other Holders demanding registration (but only to the extent such Other Holders are entitled to demand inclusion thereof), the securities to be sold for the account of GEI and the securities to be sold for the account of the Registering Holders pro rata on the basis of their relative equity interests in the Company, second, any securities to be sold for the account of the Company, and, third, the shares to be sold for the account of the Other Holders electing to include (but not being entitled to demand inclusion of) securities in such registration, pro rata among all such Registering Holders and Other Holders, taken together, on the basis of relative equity interests in the Company of all such Registering Holders and such Other Holders who have requested that securities owned by them be included (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation therein of all such Registering Holders and Other Holders not entitled to demand inclusion of securities in such registration). Shares of Common Stock proposed to be registered and sold for the account of any Registering Holder shall be sold to prospective underwriters selected or approved by the Company on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and/or Other Holders demanding registration and the prospective underwriters. For the purposes hereof, an "Affiliate" of any person or entity means any other person or entity controlling, controlled by or under common control with such person or entity; provided, however, that none of the Management Stockholders (defined below) or any of their Affiliates shall be deemed to be an Affiliate of GEI. "Management Stockholders" means, collectively, all holders of capital stock or other securities issued by the Company who are also employees of the Company or its subsidiaries.

         In the event the Company proposes to register any of its Common Stock under the Act on Form S-8 (or any successor thereto), if the Company determines that it is permissible to do so and will not result in material added costs to the Company from such registration, the Company shall, at a Registering Holder's request, include in such registration such Registering Holder's shares of Common Stock.

         The Registering Holders shall be permitted to withdraw all or a part of the shares of Common Stock held by such Registering Holders which were to be included in such registration at any time prior to the effective date of such registration. The Company shall not be required to maintain the effectiveness of the registration statement for such registration beyond the earlier to occur of 120 days after the effective date thereof or consummation of the distribution by the Registering Holders included in such registration statement. The Company may withdraw any registration statement at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Holder.


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                  (c) The registration rights sets forth in this Section 8 shall terminate and be of no further effect with respect to the shares of Common Stock held by a Holder after such shares have been sold to the public pursuant to a registration statement under the Act or pursuant to the provisions of Rule 144 under the Act.

                  (d) In connection with any registration of shares under the Act pursuant to this Section 8, the Company will furnish each Holder whose shares of Common Stock are registered thereunder with a copy of the registration statement and all amendments thereto and will supply each such Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in such quantities as may be reasonably necessary for the purpose of the proposed sale or distribution covered by such registration. The Company shall not, however, be required to maintain the registration statement and to supply copies of a prospectus for a period beyond 120 days after the effective date of such registration statement, at the end of such period, the Company may deregister any shares of Common Stock covered by such registration statement and not then sold or distributed. In connection with any such registration of shares of Common Stock, the Company will, at the request of the managing underwriter with respect thereto, use its best efforts to qualify such registered shares for sale under the securities laws of such state as is reasonably required to permit the distribution of such registered shares; provided, however, that the Company shall not be required in connection therewith or as condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or become subject to taxation in any jurisdiction.

                  (e) In connection with any registration of shares under the Act pursuant to this Section 8, the Company will cause the shares of Common Stock registered pursuant to such registration to be listed on the principal securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted (if any), if the listing or quotation of such shares is then permitted under the rules of such exchange or automated quotation system.

                  (f) Notwithstanding any other provision of this Section 8, Holder agrees that in the event of an underwritten public offering of Common Stock for the account of the Company, such Holder will not offer for public sale (other than as part of such underwritten public offering) any shares of Common Stock during the ten (10) days prior to, and such number of days (not in excess of 180) after, the effective date of the registration statement in connection with such pubic offering as the underwriters may request in writing, without the consent of the underwriters; provided, however, that, in the case of death of a Holder, if consented to by the underwriters, a Holder shall be permitted to offer for public sale prior to the expiration of such period shares of Common Stock reasonably necessary to generate funds of the payment of estate taxes.

                  (g) Except as otherwise required by state securities laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Section 8, including, but not limited to , listing the shares pursuant to paragraph (e) above, shall be borne by the Company; provided, however, that each Holder shall pay (i) all costs and expenses of counsel for such Holder, if such counsel is not also counsel for the Company, (ii) all underwriting discounts, commissions and

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expenses and all transfer taxes with respect to the shares of Common Stock sold by such Holder and (iii) all other expenses incurred by such Holder and incidental to the sale and delivery of the shares of Common Stock to be sold by such Holder.

                  (h) It shall be a condition of each Holder's rights hereunder to have shares of Common Stock owned by such Holder registered that:

                           (i) such Holder shall cooperate with the Company by supplying such information and executing such customary documents relating to such Holder or the securities of the Company owned by such Holder in connection with such registration as the Company or the underwriters may reasonably request;

                           (ii) such Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the National Association of Securities Dealers, Inc. or which the Company or the underwriters may reasonably request to otherwise effectuate the offering; and

                           (iii) such Holder shall execute and deliver an agreement to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Act) and each person, if any who controls the Company or such underwriter within the meaning of the Act, against such losses, claims, damages or liabilities (including reimbursement for reasonable legal and other expenses) to which the Company or any such director, officer, underwriter or controlling person may become subject under the Act or otherwise, in such manner as is customary for registration of the type then proposed and, in any event, equivalent in scope to indemnities given by the Company in connection with such registration, but only with respect to written information furnished by such Holder in his or her capacity as a selling shareholder in connection with such registration; provided, however, that such Holder's aggregate liability thereunder shall be limited to the net proceeds received from the sale of such Holder's Common Stock in such registration.

                  (i) In the event of any registration under the Act of any shares of Common Stock pursuant to this Section 8, the Company hereby agrees to indemnify and hold harmless each Holder disposing of such shares against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such Holder may become subject under the Act or otherwise, in such manner as is customary for registrations of the type then proposed, but not with respect to written information furnished by such Holder in his capacity as a selling shareholder in connection with such registration. To the extent the indemnification provided for in this Section 8(i) is unavailable to an indemnified party, or is insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holder, on the other hand, from the registration of such shares of Common Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

                  (j) At all times after the Company has filed a registration statement with respect to its Common Stock with the Commission pursuant to the requirements of either the Act or the Securities Exchange Act of 1934 (the "Securities Exchange Act") and such registration has become effective, the Company will file in a timely manner all reports and other documents required to be filed by it under the Act and the Securities Exchange Act and the rules and regulations adopted by the Commission thereunder, all to the extent required to enable such Holder to sell Common Stock pursuant to Rule 144 under the Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission. Upon request, the Company shall deliver to any Holder a written statement as to whether it has complied with such requirements.

         9.       Tag-Along Rights.

                  (a) Right to Participate in Sale. If GEI enters into an agreement to transfer, sell or otherwise dispose of (such transfer, sale or other disposition being referred to as a "Tag-Along Sale") shares of Common Stock of the Company held on the date hereof, then GEI shall afford the Holder the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 9. The Holder shall have the right, but not the obligation (except as provided in Section 10), to participate in such Tag-Along Sale. The number of shares of Common Stock that the Holder will be entitled to include in such Tag-Along Sale (the "Management Investor's Allotment") shall be determined by multiplying (i) the number of shares of Common Stock held by the Holder on the Tag-Along Sale Date (as defined below), by (ii) a fraction, the numerator or which shall equal the total number of shares of Common Stock proposed to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of shares of Common Stock that are beneficially owned by (a) GEI and (b) any holder of shares of Common Stock (including the Holder) that has the right to "tag-along" in the Tag-Along Sale on the Tag-Along Sale Date. The "Tag Along Notice Date" shall be the date that the Tag-Along Sale Notice (as defined below) is first delivered, mailed or sent by courier, Telex or telecopy to the Holder.

                  (b) Limitation on Management Investor Representations; Indemnity. Any sales of shares of Common Stock by a Holder as a result of the "Tag-Along Rights" granted to the Holder pursuant to this Agreement shall be on the same terms and conditions as the proposed Tag-Along Sale by GEI; provided, however, that in negotiating a Tag-Along Sale, GEI shall use its reasonable, good faith efforts to provide (i) that the only representation and warranty which the Holder shall be required to make in connection with any transfer is a warranty with respect to the Holder's own ability to convey title thereto free and clear of liens, encumbrances or adverse claims and (ii) that the warranty made in connection with any transfer is the several liability of the Holder (and not joint with any other person) and that such liability is limited to the amount of proceeds actually received by such Holder.

                (c) Sale Notice. GEI shall provide the Holder with written notice (the "Tag- Along Sale Notice") not more than sixty (60) nor less than twenty (20) days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall set forth: (i) the name and address of each proposed transferee or purchaser of shares in the Tag-Along Sale; (ii) the number of shares proposed to be transferred or sold by GEI; (iii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by each proposed transferee or purchaser; (iv) the aggregate number of shares of Common Stock held of record as of the close of business on the day immediately preceding the Tag-Along Notice Date by GEI; (v) the Management Investor's Allotment assuming the Holder elected to sell the maximum number of shares of Common Stock possible; (vi) confirmation that the proposed purchaser or transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase shares of Common Stock (including Vested Shares) in accordance with the terms hereof and (vii) the Tag-Along Sale Date.

                  (d) Tag-Along Notice. If the Holder wishes to participate in the Tag-Along Sale, the Holder shall provide written notice (the "Tag-Along Notice") to GEI no less than ten (10) days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of shares of Common Stock that such Holder elects to include in the Tag-Along Sale, which shall not exceed the Management Investor's Allotment. The Tag-Along Notice shall also specify the aggregate number of additional shares of Common Stock owned of record as of the close of business on the day immediately preceding the Tag-Along Notice Date by such Holder, if any, which such Holder desires also to include in the Tag-Along Sale ("Additional Shares") in the event there is any under- subscription for the entire amount of all Management Investors' Allotments of all shares that may be included by persons having, and pursuant to, tag-along rights relative to GEI (collectively, the "Management Investors' Allotments"). In the event there is an under-subscription by all holders of Management Investors' Allotments for the entire amount of the Management Investors' Allotments, GEI shall apportion the unsubscribed Management Investors' Allotments to such holders whose tag- along apportionment shall be on a pro rata basis among such holders in accordance with the number of Additional Shares specified by all such holders in their Tag-Along Notice. The Tag-Along Notices given by the Holder shall constitute the Holder's binding agreement to sell such shares of Common Stock on the terms and conditions applicable to the Tag-Along Sale, subjects to the provisions of
Section 9 (b) above; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Holder after the Holder gives the Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its shares of Common Stock affected thereby. If the purchaser does not consummate the purchase of all of such shares on the same terms and conditions applicable to GEI (except as otherwise provided herein) then GEI shall not consummate the Tag-Along Sale of any of its shares to such transferee or purchaser, unless the shares of the Holder and GEI are reduced or limited pro rata in proportion to the respective number of shares actually sold in any such Tag-Along Sale.

         If a Tag-Along Notice is not received by GEI from the Holder prior to the ten-day period specified above, GEI shall have the right to sell or otherwise transfer the number of shares specified in the Tag-Along Notice to the proposed purchaser or transferee without any participation by such Holder, but only on terms and conditions which are no more favorable in any material respect to GEI than as stated in the Tag-Along Notice to the Holder and only if such Tag-Along Sale occurs on a date within sixty (60) business days of the Tag-Along Sale Date.

                  (e) Authority to Record Transfer/Delivery of Certificates. On the Tag-Along Sale Date, the Holder, if a participant therein, authorizes the Company (or the Company's transfer agent, if any) to record in the Company's books and records the transfer of all of the Holder's shares of Common Stock which are not represented by one or more certificates issued by the Company, from the Holder to the purchaser in the Tag-Along Sale. On the Tag-Along Sale Date, the Holder, if a participant therein, shall also deliver all certificates, if any, issued by the Company which represent shares of the Company's Common Stock, duly endorsed for transfer with signatures guaranteed, to the purchaser in the Tag-Along Sale, in the manner and at the address indicated in the Tag-Along Notice against delivery of the purchase price for such shares; provided, however, that in the event the Company has possession of any such certificate(s) pursuant to this Agreement, upon the written request of the Holder at least five (5) business days in advance of the Tag-Along Sale Date, the Company shall deliver such certificate(s) to the purchaser at the time and in the manner described above.

                  (f) Exempt Transfers. The provisions of this Section 9 shall not apply to (i) any bona fide underwritten offering of Common Stock pursuant to an effective registration statement under the Act; (ii) any transfer, sale or other disposition by GEI to one of its Affiliates (except that (A) prior to any such disposition, the party receiving such shares of Common Stock shall agree in writing to be bound by the terms of this Agreement applicable to GEI as if such transferee were an original party hereto and (B) any such shares of Common Stock shall continue to be subject to this Agreement); (iii) any redemption by the Company of its Common Stock or (iv) any GEI Distribution (as defined in Section
14).

         10.      Drag-Along Sales.

                  (a) Right to Require Sale. Notwithstanding any other provision hereof, if GEI agrees to sell 100% of the shares of Common Stock held by it to a third person who is not an affiliate of GEI (a "Third Party") or if GEI agrees to sell a portion of its shares pursuant to a transaction in which more than 50% of the total Common Stock of the Company will be sold to a Third Party (either of such sales, a "Drag-Along Sale"), then, upon the demand of GEI, each Holder hereby agrees to sell to such Third Party the same percentage of the total number of shares of Common Stock held by such Holder on the date of the Drag-Along Notice, as the number of shares GEI is selling in the Drag-Along Sales bears to the total number of shares held be GEI as of the date of the Drag-Along Notice (the "Sale Percentage"), at the same price and on the same terms and conditions as GEI has agreed to with such Third Party; provided, however, that GEI shall use its reasonable, good faith efforts to provide that the only representation and warranty which the Holder shall be required to make in connection with the Drag-Along Sale is a representation and warranty with respect to the Holder's own ownership of the shares of Common Stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims; provided, further, however, that the Holder shall not be obligated to participate in any Drag-Along Sale unless the liability of such Holder with respect to any representation and warranty made in connection with the Drag-Along Sale is the several liability of such Holder (and not joint with any other person) and that such liability is limited to the amount of proceeds actually received by such Holder in the Drag- Along Sale; provided further, that the Holder shall not be obligated to participate in any Drag-Along Sale unless the Holder is provided an opinion of counsel to the effect that the Drag-Along Sale is not in violation of applicable federal or state securities or other laws or, if the Holder is not provided with an opinion with respect to any matters contemplated by this proviso, GEI shall (in addition to the indemnification contemplated below) indemnify the Holder for any violation. If the Drag-Along Sale is in the form of a merger transaction, the Holder agrees to vote his or her shares of Common Stock in favor of such merger and not to exercise any rights of appraisal or dissent afforded under applicable law.

                  (b) Drag-Along Notice. Prior to making any Drag-Along Sale, if GEI elects to exercise the option described in this Section 9, GEI shall provide the Holder with written notice (the "Drag-Along Notice") not more than sixty
(60) nor less than twenty (20) days prior to the proposed date of the Drag-Along Sale (the "Drag-Along Sale Date"). The Drag-Along Notice shall set forth: (i) the name and address of the Third Party; (ii) the proposed amount and form of consideration to be paid per share and the terms and conditions of payment offered by the Third Party; (iii) the aggregate number of shares of Common Stock held by GEI as of the date that the Drag-Along Notice is first delivered, mailed or sent by courier, telex or telecopy to the Holder; (iv) the sale percentage;
(v) the Drag-Along Sale Date and (vi) confirmation that the proposed Third Party has agreed to purchase the Management Investor's shares of Common Stock in accordance with the terms hereof.

                  (c) Authority to Record Transfer/Delivery of Certificates. The Company (or the Company's transfer agent, if any) shall record in the Company's books and records the transfer of the Sale Percentage of the Holder's shares of Common Stock which is not represented by one or more certificates issued by the Company, from the Holder to the Third Party, on the Drag-Along Sale Date. If any part of the Sale Percentage of the Holder's shares of Common Stock is represented by one or more certificates issued by the Company, the Holder shall deliver such certificate or certificates for such shares, duly endorsed for transfer with signatures guaranteed, to such Third Party on the Drag-Along Sale Date in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for the shares; provided, however, that in the event the Company has possession of any such certificate(s) pursuant to this Agreement, upon the written request of the Holder at least five (5) business days in advance of the Drag-Along Sale Date, the Company shall deliver such certificate(s) to the purchaser at the time and in the manner described above.

                  (d) Consideration. The provisions of this Section 9 shall apply regardless of the form of consideration received in the Drag-Along Sale; provided, however, that each Holder may require that it receive its consideration in the form of cash, cash equivalents or marketable securities of equal value to the consideration that it would otherwise receive in the Drag-Along Sale.

         11. Notices. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or when delivered personally or sent by facsimile transmission as follows:

             (a) if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to the Management Investor,
Attention: Gregory Annick;

             (b) if to the Management Investor, at the address of the Management Investor as it appears in Annex A or at such other place as the Management Investor shall have designated by notice as herein provided to the Company;

             (c) if to GEI, at its principal executive offices at the time of the giving of such notice, or at such other place as GEI shall have designated by notice as herein provided to the Company.

         12. Specific Performance. Due to the fact that the securities of the Company cannot be readily purchased or sold in the open market and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

         13. Miscellaneous.

             (a) Except as provided in the last sentence of this paragraph, this Agreement, the Employment Agreement and the Waiver executed by Kenneth L. Serota, dated January 27, 1998, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company, GEI and the Management Investor. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by the Management Investor shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of Common Stock acquired hereunder is subject to, and the Company and the Management Investor agree to be bound by, all of the terms and conditions of this Agreement.

             (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the

Management Investor shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Common Stock acquired hereunder.

                  (c) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Management Investor and the Management Investor's heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Management Investor the right to transfer any Common Stock acquired hereunder except in accordance with this Agreement and any transferee shall hold such Common Stock having only those rights and being subject to the restrictions provided for in this Agreement.

                  (d) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                  (e) The provisions of this Agreement shall apply to all shares of Common Stock acquired hereunder by the Management Investor (including the Management Investor's Related Transferees and any Outside Parties).

                  (f) Except as set forth in Section 12, the provisions of
Section 7.7(b) of the Employment Agreement and the defined terms contained in the Employment Agreement that are used in such provisions are incorporated herein by reference as if such provision was set forth in full herein with such adjustments and modifications necessary such that defined terms in the Employment Agreement will have the corresponding meaning under this Agreement.

                  (g) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                  (h) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                  (i) The Management Investor represents that, if the Management Investor is married, the Management Investor's spouse has signed the Acknowledgment and Agreement of Spouse relating to the Management Investor at the end of this Agreement.

                  (j) Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

             (k) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

             (l) Except as it relates to provisions or agreements set forth in the Employment Agreement which shall be governed by the provisions of Section
7.2 of the Employment Agreement, the Management Investor hereby irrevocably and unconditionally consents to the jurisdiction of any Delaware State court or federal court of the United States sitting in the State of Delaware in any action or proceeding relating to this Agreement and consents to service of process in connection therewith by the delivery of notice to such Management Investor's address set forth in this Agreement.

             (m) This Agreement shall be deemed to be a contract under the laws of the State of Delaware and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

         14. GEI Distributions Exempt.

             It is expressly understood and agreed that GEI may distribute to its partners or equity participants, in accordance with the terms of its limited partnership agreement, all or any part of the shares of the Company's capital stock or other Company securities held by it (any such distribution, a "GEI Distribution"). Notwithstanding anything to the contrary contained in this Agreement, any GEI distribution shall not constitute a "sale," "transfer" or "disposition" for any purpose under this Agreement and shall be exempt in all respects from the terms and conditions of this Agreement. As an example, and without limiting the generality of the foregoing, it is expressly understood and agreed that a GEI Distribution shall not constitute a Tag-Along Sale for the purposes of Section 9 hereof. Further, it is also expressly understood and agreed that, following a GEI Distribution (i) the shares of the Company's capital stock or other Company securities distributed to the partners or equity participants of GEI shall in no way be subject to this Agreement and (ii) any partner or equity participant of GEI which receives shares of the Company's capital stock or other Company securities pursuant to a GEI Distribution shall not be required or deemed to become a party to this Agreement or otherwise be subject to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Management Stockholders Agreement as of the first date written above.


                                     LIBERTY GROUP PUBLISHING, INC.


                                     By:   /s/ Kenneth L. Serota
                                         --------------------------------------
                                     Name:     Kenneth L. Serota
                                           ------------------------------------
                                     Its:      President
                                           ------------------------------------

                                     GREEN EQUITY INVESTORS II, L.P.
                                     By:   Grand Avenue Capital Partners, L.P
                                     By:   Grand Avenue Capital Corporation,
                                           its general partner

                                     By:    /s/ Gregory J. Annick
                                         --------------------------------------
                                     Name:      Gregory J. Annick
                                           ------------------------------------

                                      /s/ Kenneth L. Serota
                                     ------------------------------------------
                                     Kenneth L. Serota

                     Acknowledgment and Agreement of Spouse


         The undersigned, being the spouse of the Management Investor listed on Annex A hereto, hereby agrees to be bound by the provisions of this Agreement.



                                          By:  _______________________________
                                          Name:  _____________________________

                                     Annex A




I.    Name and Address                       II.   Number of Shares
      of Management Investor                       Subject to Agreement
================================================================================
Kenneth L. Serota                                     3,200
1325 Sunburst Lane
Northbrook, Illinois 60062






                                       A-1